UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2008

CHINA FRUITS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This current report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 Other Events

On January 22, 2008, Registrant received an approval from Chinese government in connection with the incorporation of a wholly-owned subsidiary, Tai Na International Fruits (Bei Jing) Co. Ltd. ("Tai Na International"), which is located in Bei Jing, People's Republic of China.

Tai Na International will be devoted to creation of a sales network to facilitate the Registrant's products throughout China. The registered capital of Tai Na International is approximately $1,351,000, which will be invested by the Registrant as an equity interest in Tai Na International. After completion of the incorporation, the Registrant will relocate their headquarters to Bei Jing.   The Registrant believes this move will have a positive effect on their corporate image and marketing strategy.

The Registrant currently has 36,129,689 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHFR".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FRUITS CORPORATION

Date: January 25, 2008	By:	/s/ Chen, Quan Long
Chen, Quan Long President, Chief Executive Officer and Chairman of the Board of Directors